NASDAQ: ATRS H.C. Wainwright 20th Annual Global Investment Conference September 6, 2018 Robert F. Apple President and Chief Executive Officer Exhibit 99.1

Safe Harbor Statement This presentation contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are subject to certain risks and uncertainties that can cause actual results to differ materially from those described. Factors that may cause such differences include, but are not limited to: Teva’s ability to successfully commercialize VIBEX® epinephrine auto injector and the amount of revenue from the same; the Company’s ability to resolve the deficiencies identified by the FDA in the Complete Response Letter for XYOSTED™, FDA approval of the Company’s NDA for XYOSTED™ and future market acceptance and revenue for XYOSTED™; future market acceptance and revenue from AMAG Pharmaceutical’s Makena® subcutaneous auto injector product; successful completion of the transaction with Ferring International Center, S.A. and satisfaction of the various conditions in the Ferring asset purchase agreement and payment of the full purchase price; Teva’s ability to successfully commercialize VIBEX® Sumatriptan Injection USP and the amount of revenue from the same; continued growth of prescriptions and sales of OTREXUP®; timing and successful development and FDA approval of the rescue pen with Pfizer and future revenue from the same; the timing and results of the Company’s or its partners’ research projects or clinical trials of product candidates in development; actions by the FDA or other regulatory agencies with the respect to the Company’s products or product candidates or product or product candidates of its partners including Teva; continued growth in product, development, licensing and royalty revenue; the Company’s ability to obtain financial and other resources for its research, development, clinical, and commercial activities and other statements regarding matters that are not historical facts, and involve predictions. These statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance, achievements or prospects to be materially different from any future results, performance, achievements or prospects expressed in or implied by such forward-looking statements. In some cases you can identify forward-looking statements by terminology such as ''may'', ''will'', ''should'', ''would'', ''expect'', ''intend'', ''plan'', ''anticipate'', ''believe'', ''estimate'', ''predict'', ''potential'', ''seem'', ''seek'', ''future'', ''continue'', or ''appear'' or the negative of these terms or similar expressions, although not all forward-looking statements contain these identifying words. Additional information concerning these and other factors that may cause actual results to differ materially from those anticipated in the forward-looking statements is contained in the "Risk Factors" section of the Company's Annual Report on Form 10-K for the year ended December 31, 2017, and in the Company's other periodic reports and filings with the Securities and Exchange Commission. The Company cautions investors not to place undue reliance on the forward-looking statements contained in this press release. The Company cautions investors not to place undue reliance on the forward-looking statements contained in this presentation. All forward-looking statements are based on information currently available to the Company on the date hereof, and the Company undertakes no obligation to revise or update these forward-looking statements to reflect events or circumstances after the date of this presentation, except as required by law. ©2018 Copyright Antares Pharma, Inc. All Rights Reserved.

Antares Pharma A Growing Specialty Pharmaceutical Company With 2017 Revenue of $54.5 Million – 2018 year-to-date revenue through June 30 of $26.9 Million An Innovative Leader in Self-Administered Injection Technology Novel Drug Delivery Technology Can Provide Numerous Product Opportunities and Life Cycle Management Solutions Proprietary and Partnered Revenue Streams provides multiple opportunities for growth

Antares Pharma – 2018 Significant Achievements

✓ February approval of Makena® Auto Injector utilizing QuickShot® Device

✓ August approval of a Therapeutically Equivalent Generic to the EpiPen®

✓ August Alliance Business Transaction Announced – Pfizer Rescue Pen

Pending XYOSTED™ NDA – PDUFA Date September 29, 2018

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Antares Pharma Two combination products approved and on the U.S. market (OTREXUP®, Sumatriptan) AMAG’s Makena® subcutaneous auto injector launched in the U.S. in March 2018 Teva’s epinephrine injection USP approved utilizing our VIBEX® auto injector – therapeutically equivalent to branded EpiPen® XYOSTED Drug Device Combination Product for testosterone deficiency submitted by Antares to the FDA Two ANDA Drug Device Combination Products submitted by Teva to U.S. FDA (Exenatide, Teriparatide) Drug Device Combination Product partnered with Teva and approved in Europe (Teriparatide) awaiting IP clearance and launch One Alliance Business partnership with Pfizer for development of a rescue pen

NASDAQ: ATRS Proprietary and Partnered Commercial Products

OTREXUP® (methotrexate) injection for subcutaneous use 8,629 9,262 10,198 11,051 9,475 10,004 11,286 10,793 Indicated for use in adults with RA, children with pJIA and adults with psoriasis 2017 Revenue $17.9M – 2018 YTD Revenue $7.7M

VIBEX® Sumatriptan Injection USP Total prescriptions for Q218 increased 11.3% versus the same period last year – 2018 YTD Revenue $5.5M VIBEX® Sumatriptan Injection USP for acute treatment of migraine and cluster headaches in adults – distributed by Teva *Symphony Health Solutions Quarterly TRx Data 30% 32% Quarterly TRx Share of the Sumatriptan Pen Injector Market* 2018 growth dependent on pricing and market share in the generic Sumatriptan Pen Injector market 26%

Makena® Subcutaneous Auto Injector– FDA Approved

- AMAG/Makena® collaboration began in 2014 - Alliance terms:
  - Cost plus product transfer price (fully packaged QuickShot® device), plus royalty on net sales and sales performance milestones

- QuickShot® device used to develop a once-weekly subcutaneous injection of Makena®
  - Originally administered IM with a large-gauge needle from a single dose vial, QuickShot® product administered sub-Q through a fine-gauge nonvisible needle
  - First FDA approval of a drug device combination product utilizing the QuickShot® auto injector

- In Q2 - AMAG disclosed that 60% of new patient enrollments in the Makena Cares Connection Program were for the auto injector according to weekly data. Generic entrant to the market launched July 2018 – 1 ml IM approved 6/22 (Luitpold)

- YTD through June 30 total revenue related to Makena $6.7M

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making medicines better™ feel
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Makena® hydroxyprogesterone caproate injection Subcutaneous injection Intramuscular injection Efficient Discreet Administration friendly ü ü ü Makena® - Used to Reduce the Risk of Preterm Birth in Certain At-Risk Women

Epinephrine Injection USP Approved!! Epinephrine Injection USP approved August 16, 2018 Therapeutically Equivalent and Fully Substitutable at the pharmacy Antares receives an undisclosed milestone payment from Teva for approval Pre-launch devices have been shipped to Teva – additional purchase orders received Antares receives cost plus margin on devices sold to Teva plus mid to high single digit royalties on in-market sales of product

NASDAQ: ATRS Proprietary and Partnered Pipeline Products

Name XYOSTED™ - Subcutaneous Testosterone Enanthate in an auto injector Dosing Once weekly, single use, fixed dose subcutaneous product Doses 50 mg/0.5 mL TE in solution 75 mg/0.5 mL TE in solution 100 mg/0.5 mL TE in solution Product Features Easy to use and store at room temperature Auto injector allows for rapid subcutaneous delivery of viscous TE solution through a fine (27-gauge) needle 1,510 of 1,519 (99.4%) of observed injections in the 52 week P3 “003” study were reported as painless XYOSTED™ Product Profile* Mean Ctrough (ng/dL) over 52 week “003” study 6 12 18 26 38 52 Week 1, pre-dose QST-13-003 treatment regimen demonstrated a mean steady state concentration of testosterone of 553.3 ± 127.3 ng/dL at 12 weeks * Appendix I – Previously reported P3 pharmacokinetic (003) and safety results (003 & 005)

XYOSTED™ Regulatory Update Received a Complete Response Letter from the FDA on October 20, 2017 The FDA cited two deficiencies: Clinically meaningful increase in blood pressure Concern regarding the occurrence of depression/suicidality Complete response resubmitted and accepted as a complete, class 2 response – PDUFA goal date September 29, 2018 Resubmission included re-analysis of existing data and addressed labeling and potential post-approval risk mitigation strategies

Testosterone Replacement Market: Jan 2015 – July 2018 Retail Prescriptions Symphony Health Solutions: Phast IDV – Total 2017 TRx’s 6.5M 2016 2015 2018 15

XYOSTED™ Commercial Launch Planning Underway PDUFA Date: September 29, 2018 Key Next Steps: Recruitment of ~60 sales representatives and on-boarding (pending FDA approval) Finalization of WAC price Finalization of Payer Access Strategy and Prioritization Finalization of all Marketing Assets and Activities Distribution Strategy and Trade Negotiations Marketing Managed Markets Sales

Alliance Business Update Exenatide Teriparatide Teva filed against Byetta® (exenatide) and they are working through the regulatory approval process using the ANDA pathway. ATRS believes Teva has first to file status and 180 days of marketing exclusivity, launch pending approval Teva filed against Forteo® (teriparatide) and they are working through the regulatory approval process using the ANDA pathway. Antares believes Teva has first to file status and 180 days of marketing exclusivity. US patent litigation has been settled - Lilly does not expect competitive products to enter the market earlier than 2H19. Approved in Europe in 17 countries which addresses the majority of value in Europe – awaiting IP clearance prior to launch Pfizer Rescue Pen Antares and Pfizer are developing a combination drug device rescue pen. This rescue pen will use the Antares QuickShot® device and an undisclosed Pfizer drug. Pfizer will pay for the development of the product and be responsible for obtaining FDA approval. Antares will provide commercial ready finished product to Pfizer at cost plus margin and Pfizer will commercialize the product in the U.S., pending FDA approval. Antares will then receive royalties on net in market sales

NASDAQ: ATRS Second Quarter & Year-To-Date Financial Results and Progress Against 2018 Goals

Second Quarter and Year-to-Date 2018 Financial Results Three Months Ended June 30 Increase Six Months Ended June 30 Increase 2018 2017 (Decrease) 2018 2017 (Decrease) Product Revenue $ 11,095 $ 7,344 51% $ 22,044 $ 17,381 27% Licensing/Development/Royalty Revenue 3,067 6,072 (49%) 4,821 8,042 (40%) Total Revenue 14,162 13,416 6% 26,865 25,423 6% Cost of Revenue 6,960 5,617 24% 14,146 11,836 20% Gross Profit 7,202 7,799 (8%) 12,719 13,587 (6%) Research & Development 3,650 3,159 16% 6,970 6,246 12% Selling, General & Administrative 7,463 7,360 1% 15,279 14,827 3% Total Operating Expenses 11,113 10,519 6% 22,249 21,073 6% Operating Loss (3,911) (2,720) 44% (9,530) (7,486) 27% Other Income (Expense) (609) (120) 408% (1,183) (90) 1214% Net Loss $ (4,520) $ (2,840) 59% $(10,713) $ (7,576) 41% Loss Per Share $ (0.03) $ (0.02) $ (0.07) $ (0.05)

ATRS – Five Year Revenue Mix Progression



Revenue in Millions
2013
2014
2015
2016
2017
60
50
40
30
20
10
0
$20.6M
$26.5M
$45.7M
$52.2M
$54.5M
$11.0M
$13.2M
$27.5M
$40.3M
$41.7M
Product
Development
Licensing
Royalty

2018 Year-To-Date Revenue $26.9M

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ATRS – Building Momentum in 2H18 XYOSTED™ PDUFA goal date 9/29/18 - Potential Q418 launch Growth of Makena® auto injector in 2H18 Teva’s launch of the Generic EpiPen® Progress on development partnership with Pfizer for rescue pen Addition to pipeline of a strategic new proprietary drug/device R&D combination product 21

NASDAQ: ATRS H.C. Wainwright 20th Annual Global Investment Conference September 6, 2018 Robert F. Apple President and Chief Executive Officer

Appendix I XYOSTED™ Phase 3 Pharmacokinetic and Safety Results

XYOSTED™ Phase 3 Study Designs QST-13-003 – 52-week single arm dose-blinded, concentration controlled multiple-dose, phase III study to evaluate efficacy and safety of XYOSTED™ administered subcutaneously once each week to testosterone-deficient males. The study included a screening phase, a treatment titration (efficacy) phase and an extended treatment phase. Patients meeting all eligibility criteria were assigned to receive a starting dose of XYOSTED™ once weekly for six weeks. Adjustments to dose could be made at week seven based upon the week six pre-dose blood level. The testosterone levels and dose adjustments to regulate testosterone levels were evaluated after 12 weeks of treatment. QST-15-005 – 26-week dose-blind, multiple dose, concentration controlled phase III supplemental safety and pharmacokinetic study of XYOSTED™ administered subcutaneously once each week to testosterone-deficient males. The study included a screening phase, a treatment titration phase, and a treatment phase for evaluation of safety and tolerability assessments including vital signs, ambulatory blood pressure monitoring, laboratory assessments, adverse events and injection site assessments. Patients meeting all eligibility criteria were assigned to receive 75 mg of XYOSTED™ once weekly for six weeks. According to the protocol, adjustments to dose could be made at week seven based upon the week six Ctrough value. XYOSTED™ was provided to clinical sites at dosage strengths of 100 mg, 75 mg and 50 mg to be utilized in dose titration.

QST-13-003 PK Data Exceeded all Protocol-Required Outcomes1 Population/Analysis Cavg Lower limit of the 95% 2-sided C. I. C avg % in Range 300 – 1100 ng/dL n (%) Cmax <1500 ng/dL n (%) Cmax >1800 ng/dL n (%) Primary analysis* N=150 87.3% 139 (92.7%) 137 (91.3%)** 0% Completers N=137 94.8% 135 (98.5%) 137 (100%) 0% Protocol-Required Outcomes ≥65% 75% ≥85% ≤5% * All patients with 1 or more doses, Cavg 0-168 hours post week 12 injection or last measured concentration carried forward **Patients without a Cmax determination at week 12 are assigned above 1500 ng/dL 1 Top-line results reported 2/25/15 Overall, the treatment regimen demonstrated a mean steady state concentration of testosterone of 553.3 ± 127.3 ng/dL at 12 weeks

XYOSTED™ Phase 3 Safety Results Previously Published Safety Results QST-13-003 - Adverse reactions (incidence ≥5%) reported were increased hematocrit, hypertension, increased prostate-specific antigen, Upper Respiratory Tract Infection, sinusitis, injection site bruising and headache. SAE’s reported included one case each of worsening depression, vertigo and suicide. All of the SAE’s were not considered to be related to study drug by the investigators, however the Company determined that the case of suicide could not be ruled out as potentially being related to study drug, as depression is a labelled adverse event for testosterone products.    QST-15-005 - Adverse reactions (incidence ≥5%) reported were increased hematocrit, upper respiratory tract infection and injection site ecchymosis. There were four patients with treatment emergent SAE’s - one patient with transient visual impairment and one patient with appendicitis, (both cases not drug related) and one patient with deep vein thrombosis (DVT). The investigator attributed DVT as possibly drug related, which is consistent with known testosterone class SAE’s. The fourth patient had multiple hospitalizations related to septic arthritis and coronary artery disease, with a complicated clinical course post-angioplasty (none of the events were drug related). There were no reported adverse events consistent with urticarial, POME or anaphylaxis in either study.